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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                    CURRENT REPORT UNDER SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 4, 2000


                                  NOVAVAX, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                        0-26770                22-2816046
        --------                        -------                ----------
(State or other jurisdiction          (Commission           (I.R.S. Employer
of incorporation or organization)      File No.)            Identification No.)

                     8320 GUILFORD ROAD, COLUMBIA, MD         21046
                     ---------------------------------        -----
               (Address of principal executive offices)     (Zip code)


                                 (301) 854-3900
                                 --------------
               Registrant's telephone number, including area code


                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

           On October 4, 2000, Novavax, Inc. ("Novavax" or the "Company") entered into an Agreement and Plan of Merger (the "Agreement") to acquire privately held Fielding Pharmaceutical Company ("Fielding"), based in St. Louis, Missouri, which sells, markets and distributes a proprietary line of pharmaceutical products focused on women's health. Under the terms of the Agreement, Fielding will merge into a wholly-owned subsidiary of Novavax. The stockholders of Fielding will receive $31.5 million, consisting of $13.0 million in cash and the remainder in shares of common stock of the Company. An additional $5.0 million in either common stock or cash could be paid to former Fielding shareholders upon the successful and timely achievement of certain milestones relating to the financial performance of Fielding over the next 12 to 18 months. As part of the transaction, Fielding will have the option to nominate one member to the Board of Directors of Novavax. The transaction is subject to customary closing conditions and is contingent upon Novavax's receipt of satisfactory financing. The acquisition will be accounted for under the purchase method of accounting for business acquisitions. Established in 1959, Fielding markets women's healthcare products nationally to obstetricians and gynecologists through its 64 member sales force. Fielding's products include Nestabs(R), a complete line of pre-natal vitamins, Gynodiol(R), an oral form of estrogen replacement therapy, as well as several other over-the-counter women's healthcare products. Fielding fills, packages and warehouses all of its own products, which are purchased from contract manufacturers. For the year ended December 31, 1999, Fielding recorded approximately $11.6 million in revenue.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

    (a) Financial Statements of Business Acquired. It is impractical at this time to provide this information. This information will be filed as soon as practical, but in any event not later than December 18, 2000.

    (b) Pro Forma Financial Information. It is impractical at this time to provide this information. This information will be filed as soon as practical, but in any event not later than December 18, 2000.

    (c)   Exhibits.

        2.1 Agreement and Plan of Merger dated as of October 4, 2000, by and among Novavax, Inc., Fielding Acquisition Corporation (a wholly-owned subsidiary of Novavax, Inc.), The Fielding Pharmaceutical Company, MB Packaging Co. (an affiliate of Fielding Pharmaceutical Company), Melissa E. Georges, William E. Georges, John P. Gauthier, Jr., Joe D. Ducharme and Credit Shelter Trust A of the George P. Georges Revocable Trust dated November 12, 1992.



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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NOVAVAX, INC.




Date: October 18, 2000                   By:
                                            -------------------------------
                                            Dennis W. Genge, Vice President and
                                            Chief Financial Officer